UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015

STAR MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0963619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 W. Knox Rd, #202, Tempe, AZ	85284
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2015, in exchange for $875,000 previously advanced to Star Mountain Resources, Inc.’s (the “Company”) and as substantially provided in the Company’s standard form subscription agreements, the Company issued to one of the Company’s officers and a director an aggregate of 875 units of the Company’s securities (the “Units”). Each Unit is comprised of: (i) one Convertible Note in the principal amount of $10,000 per Unit that bears simple interest at the rate of 10% per annum and is payable by the Company on a lump sum basis with respect to principal and interest on or before October 31, 2016 unless earlier repaid at the sole option of the Company or converted into common stock at a conversion price of $1.00 per share; (ii) 5,000 shares of the Company’s common stock; and (iii) a warrant to purchase 5,000 shares of the Company’s common stock at $2.00 per share for a period of three years from the date of issuance.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 above is incorporated herein by reference. The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the private placements of the above-referenced securities, pursuant to Section 4(a)(2) of the Securities Act promulgated thereunder because, among other things, the transactions did not involve a public offering, each of the recipients acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.2 to the Company’s current report on Form 8-K as filed with the SEC on September 17, 2015).

10.2*	Form of Convertible Note Issued in Connection with November 2015 Unit Offering.

10.3	Form of Common Stock Warrant (Incorporated by reference to Exhibit 10.3 to the Company’s current report on Form 8-K as filed with the SEC on September 17, 2015).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR MOUNTAIN RESOURCES, INC.

Date: November 13, 2015	By:	/s/ Joseph Marchal
Joseph Marchal, Chief Executive Officer